Exhibit 99.1
CVR Energy Provides Update After Latest
U.S. EPA Small Refinery Exemption Decision
SUGAR LAND, Texas (August 29, 2025) – CVR Energy, Inc. (NYSE: CVI or “CVR Energy”) is pleased to announce that on August 22, 2025, the Environmental Protection Agency (“EPA”) issued a decision document to its subsidiary, Wynnewood Refining Company, LLC (“WRC”), affirming the validity of its previous grant of WRC’s petitions for small refinery hardship relief under the Renewable Fuel Standard (“RFS”) for WRC’s 2017 and 2018 compliance periods and granting 100 percent waivers for WRC’s 2019 and 2021 compliance periods and 50 percent waivers for its 2020, 2022, 2023 and 2024 compliance periods. Based on this decision, WRC currently estimates its obligation for the 2020 through 2024 compliance periods could be reduced by more than 300 million renewable fuel credits, known as Renewable Identification Numbers (“RINs”). WRC may also receive previously retired RINs for the earlier compliance periods that could further reduce its obligation by over 100 million RINs. These reductions taken together could result in an estimated remaining 100 million RIN obligation for the pre-2025 compliance periods. CVR Energy is in the process of evaluating the decision document, its estimates and WRC’s expected response in connection therewith, including impacts to the financial statements of WRC and CVR Energy.
Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our expectation that certain RINs liability will be removed from our balance sheet, the amount and timing of any such reduction, any receipt of previously retired RINs, and our remaining obligation, as a result of the EPA’s recent decisions. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “upcoming,” “before,” “future,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others), future actions of the EPA, the outcome of related court proceedings and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual performance or achievements to differ materially from any future performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners.

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Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com